UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 19, 2007

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 23, 2007, Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), BC Acquisition Investors, LLC, a Delaware limited liability company (“Parent”), and BC Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“BC Merger Sub” and, together with Parent, the “Buyer Parties”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Buyer Parties will acquire the Company in an all cash transaction for $13.30 per share of common stock of the Company (“Company Common Stock”).  The Buyer Parties are affiliates of BPG Properties, Ltd.

Pursuant to the terms of the Merger Agreement, at closing the Company will merge with and into BC Merger Sub with BC Merger Sub continuing as the surviving entity (the “Merger”).

Upon the effective time of the Merger (the “Effective Time”), each outstanding share of Company Common Stock not owned by the Company, its subsidiaries, Parent, BC Merger Sub or any wholly-owned subsidiary of Parent or not subject to dissenter’s rights, will automatically be canceled and converted into the right to receive cash, without interest, equal to (a) $13.30 per share of Company Common Stock, plus (b) an amount equal to the product obtained by multiplying $0.00164384 by the number of days between the last dividend declaration date for which regular monthly dividends on shares of Company Common Stock have been declared and the date immediately prior to the closing date of the Merger, less (c) the sum of certain excluded distributions (the "Company Common Stock Consideration").  In addition, upon the Effective Time, each outstanding option to purchase shares of Company Common Stock (an “Option”) will automatically be canceled and converted into the right to receive a single cash payment from the Company equal to the product of (x) the number of shares of Company Common Stock issuable upon exercise of the Option (assuming full vesting) immediately prior to the Effective Time, and (y) the excess, if any, of the Company Common Stock Consideration over the exercise price of the Option per share of Common Stock issuable upon exercise immediately prior to the Effective Time, less required withholding taxes.

The Merger was unanimously approved by the Company’s Board of Directors, which recommended that the holders of Company Common Stock approve the transaction.

The Company and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement.  Subject to certain exceptions set forth in the Merger Agreement, the Company may not provide information to, and engage in discussions with, third parties regarding potential Acquisition Proposals (as such term is defined in the Merger Agreement).

The Merger Agreement may be terminated by the Parent and/or the Company under certain circumstances, including if (i) the Merger has not been consummated on or before March 31, 2008, (ii) the Company’s shareholders do not approve the Merger, (iii) a party is in breach of the representations and warranties contained in the Merger Agreement such that a condition to closing is incapable of being satisfied, or (iv) the Company’s Board of Directors has approved a Superior Proposal (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement.  In the event the Merger Agreement is terminated because (i) the Company’s Board of Directors authorizes the Company to enter into a definitive agreement for the implementation of a Superior Proposal (as such term is defined in the Merger Agreement) or (ii) the Company’s shareholders do not approve the Merger, and the Company announces an Acquisition Proposal (as such term is defined in the Merger Agreement) before the Merger Agreement is terminated and enters into an agreement with respect to such proposal within 12 months of the termination of the Merger Agreement, the Company is obligated to pay a termination fee of $4 million to Parent.

Completion of the Merger is subject to (i) the approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock and (ii) other closing conditions that are set forth in the Merger Agreement.  The closing of the Merger is not subject to a financing condition.  BPG Investment Partnership VIII, L.P., a Pennsylvania limited partnership, and BPG Private Real Estate Investment Trust II, a Maryland real estate investment trust, have jointly and severally guaranteed the payment and performance obligations of the Buyer Parties under the Merger Agreement in an amount up to $20 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Second Amendment to Credit Agreement

On October 19, 2007, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) entered into a Letter Agreement (the “Second Amendment “) with Wachovia Bank, National Association (“Wachovia”) which modifies certain terms set forth in the Credit Agreement, dated as of December 6, 2006, among the Company, as Borrower, Wachovia, as Administrative Agent and L/C issuer (the “Initial Credit Agreement”), and each lender from time to time party thereto, as amended by that certain Letter Agreement, dated as of August 10, 2007, between the Company and Wachovia (the “First Amendment”).  The Initial Credit Agreement, as amended by the First Amendment, shall hereinafter be referred to as the “Credit Agreement”.  A copy of the Initial Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on December 12, 2006, and a copy of the First Amendment was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on August 16, 2007.

Pursuant to the Second Amendment, in the event that the January 1, 2008 maturity date under the Credit Agreement has been extended to July 1, 2008 in accordance with its terms and conditions, Wachovia agrees to permit the Company, at the Company’s request and subject to the payment of applicable fees and the satisfaction of certain conditions, to extend the July 1, 2008 maturity date under the Credit Agreement to January 1, 2009.

The foregoing description is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03.                                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K under the heading “Second Amendment to Credit Agreement” is incorporated by reference in its entirety into this Item 2.03.

Item 8.01.  Other Events.

On October 25, 2007, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s board of directors (the “Board”)

authorized a distribution to its investors for November 2007 (the “Distribution”).  The Distribution is equivalent to an annual rate of six percent (6%) (assuming the share was purchased for $10) and is expected to constitute a return of capital for tax purposes.

The Board authorized the Distribution in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The Distribution is authorized as of daily record dates throughout the month of November and will be aggregated and paid in cash on December 21, 2007.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among BC Acquisition Investors, LLC, BC Acquisition Sub, LLC and Boston Capital Real Estate Investment Trust, Inc. dated as of October 23, 2007.

10.1

Letter Agreement, dated as of October 19, 2007, between Boston Capital Real Estate Investment Trust, Inc., as Borrower, and Wachovia Bank, National Association, as Administrative Agent, Lender and L/C Issuer

99.1	Press Release dated October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2007	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal
	Name:	Marc N. Teal
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among BC Acquisition Investors, LLC, BC Acquisition Sub, LLC and Boston Capital Real Estate Investment Trust, Inc. dated as of October 23, 2007.

10.1

Letter Agreement, dated as of October 19, 2007, between Boston Capital Real Estate Investment Trust, Inc., as Borrower, and Wachovia Bank, National Association, as Administrative Agent, Lender and L/C Issuer

99.1	Press Release dated October 25, 2007.